SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             February 14, 2000
                     (Date of earliest event reported)


                           Net Perceptions, Inc.
             (Exact Name of Registrant as Specified in Charter)

    Delaware                  000-25781               41-1844584
 (State or other         (Commission File No.)      (IRS Employer
 Jurisdiction of                                    Identification No.)
 Incorporation)


           7901 Flying Cloud Drive, Minneapolis, Minnesota 55344
        (Address of principal executive offices, including zip code)


                               (612) 903-9424
            (Registrant's telephone number, including area code)


       _____________________________________________________________
       (Former Name or Former Address, If Changed Since Last Report)



 Item 2.  Acquisition or Disposition of Assets.

 Acquisition of Knowledge Discovery One, Inc.

           On February 14, 2000, Net Perceptions, Inc. ("Net Perceptions") completed its acquisition of Knowledge Discovery One, Inc. ("KD One"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 2000, as amended February 3, 2000, with KD One, which sets forth the terms and conditions of the merger of a subsidiary of Net Perceptions with and into KD One (the "Merger") whereby which KD One became a wholly owned subsidiary of Net Perceptions. A copy of the Merger Agreement is included herein as Exhibit 2.1 and copies of Net Perceptions' press release announcing the execution of the Merger Agreement and the completion of the acquisition are included as Exhibits 99.1 and 99.2, respectively. Such documents are incorporated by reference into this Item 2 and the foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (a) Financial Statements of Business Acquired. Financial Statements required by this item are not included with this initial report on Form 8-K, but will be filed by amendment within 60 days after the date that this initial report on Form 8-K must be filed.

 (c)  Exhibits:

 Exhibit
 Number         Description
 -------        -----------

 2.1 Agreement and Plan of Merger, dated as of January 15, 2000, as amended February 3, 2000, by and among Net Perceptions, Inc., Kentucky Acquisition Corporation and Knowledge Discovery One, Inc.

 99.1           Press Release by Net Perceptions, Inc. dated January 17,
                2000.

 99.2           Press Release by Net Perceptions, Inc. dated February 15,
                2000.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NET PERCEPTIONS, INC.


 Date:  February 22, 2000            By: /s/ Thomas M. Donnelly
                                         -------------------------
                                         Thomas M. Donnelly
                                         Chief Financial Officer


                               EXHIBIT INDEX

 Exhibit
 Number      Description
 -------     -----------

2.1 Agreement and Plan of Merger, dated as of January 15, 2000, as amended February 3, 2000, by and among Net Perceptions, Inc., Kentucky Acquisition Corporation and Knowledge Discovery One, Inc.

99.1        Press Release by Net Perceptions, Inc. dated January 17, 2000.

99.2        Press Release by Net Perceptions, Inc. dated February 15, 2000.